Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 14, 2018

Vote by Internet • Go to www.envisionreports.com/ABTX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR Proposal 1, 2, 3 and 4.
		For Against Abstain			For	Against	Abstain

1.	APPROVAL OF THE ALLEGIANCE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, dated as of April 30, 2018, by and between Allegiance Bancshares, Inc. (“Allegiance”) and Post Oak Bancshares, Inc. (“Post Oak”), pursuant to which Post Oak will merge with and into Allegiance, all on and subject to the terms and conditions contained therein, and the merger described therein.	☐ ☐ ☐	2.	APPROVAL OF THE ALLEGIANCE STOCK ISSUANCE PROPOSAL. To approve the issuance of shares of Allegiance common stock to Post Oak shareholders in connection with the merger.	☐	☐	☐
		For Against Abstain			For	Against	Abstain

3.	APPROVAL OF THE ALLEGIANCE CHARTER AMENDMENT PROPOSAL. To approve an amendment to the Amended and Restated Certificate of Formation of Allegiance to increase the amount of authorized capital stock of Allegiance from 41,000,000 shares to 81,000,000 shares.	☐ ☐ ☐	4.	APPROVAL OF THE ALLEGIANCE ADJOURNMENT PROPOSAL. To approve the adjournment of the Allegiance special meeting to a later date or dates, if the board of directors of Allegiance determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Allegiance special meeting to constitute a quorum or to approve the Allegiance Merger Proposal or Allegiance Stock Issuance Proposal.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02W3TC

Special Meeting Admission Ticket

Special Meeting of

Allegiance Bancshares, Inc. Shareholders

September 14, 2018 at 1:00 p.m., Central Time

The Houstonian Hotel

111 North Post Oak Lane, Houston, Texas 77024

Upon arrival, please present this admission ticket and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Allegiance Bancshares, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – September 14, 2018

George Martinez and Steve Retzloff, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Allegiance Bancshares, Inc. to be held on September 14, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as indicated by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Allegiance Merger Proposal, FOR the Allegiance Stock Issuance Proposal, FOR the Allegiance Charter Amendment Proposal and FOR the Allegiance Adjournment Proposal.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)